Exhibit 21.0

Subsidiaries of Gallagher

In the following list of subsidiaries of Gallagher, those companies that are indented represent subsidiaries of the corporation under which they are indented. Except for directors’ qualifying shares, 100% of the voting stock of each of the subsidiaries listed below, other than those indicated by footnote, is owned of record or beneficially by its indicated parent.

Name	State or Other Jurisdiction of Incorporation
Arthur J. Gallagher & Co. (Registrant)	Delaware
Arthur J. Gallagher Service Company	Delaware
Arthur J. Gallagher & Co. (Illinois)	Illinois
Gallagher Mauritius Holdings	India
Gallagher Offshore Support Services Private Limited	India
Arthur J. Gallagher Brokerage & Risk Management Services, LLC	Delaware
Arthur J. Gallagher Risk Management Services, Inc.	Illinois
Gallagher Healthcare Insurance Services of Kansas City, LLC(1)	Missouri
Arthur J. Gallagher & Co. of New York, Inc.	New York
Arthur J. Gallagher & Co. Insurance Brokers of California, Inc.	California
Charity First Insurance Services, Inc.	California
Lamberson Koster & Company	California
Manning & Smith Insurance, Inc.	Kansas
Commonwealth Premium Finance Corporation	Kentucky
Artex Risk Solutions, Inc.	Delaware
Western Litigation, Inc.	Texas
Arthur J. Gallagher & Co. (Canada) Ltd.	Canada
AJG Canada ULC	Canada
AJG North America ULC	Canada
Gallagher Lambert Group	Canada
Risk Placement Services, Inc.	Illinois
Edwin M. Rollins Company	North Carolina
Risk Placement Services of Nevada, Inc.	Nevada
Arthur J. Gallagher & Co. (Bermuda) Limited	Bermuda
Arthur J. Gallagher Intermediaries (Bermuda) Limited	Bermuda
Arthur J. Gallagher Management (Bermuda) Limited	Bermuda
Artex Risk Solutions, Inc. (Cayman) Limited	Cayman Islands
SEG Insurance Ltd.(2)	Bermuda
Artex Intermediaries Ltd.	Bermuda
Artex Risk Solutions (Bermuda) Ltd.	Bermuda
Protected Insurance Company Ltd.	Bermuda
Gallagher Holdings (UK) Limited	England
Arthur J. Gallagher (UK) Limited	England
Gallagher Re Limited	England
Re-Ex Ltd.	England
Strand Underwriting Limited	England
Arthur J. Gallagher Middle East BSC(c) (3)	Bahrain
Risk Management Partners Ltd.	England
Arthur J. Gallagher Asia Pte Ltd	Singapore
Arthur J. Gallagher Asia Limited	Hong Kong
Arthur J. Gallagher Asia (L) BHD	Malaysia
Connor Hale Kerslake Limited	England
Arthur J. Gallagher Australasia Holdings Pty Ltd	Australia
Australis Group (Underwriting ) Pty Ltd	Australia
Interpacific Underwriting Agencies Pty Ltd	Australia
Arthur J. Gallagher (Aus) Pty Ltd	Australia
Arthur J. Gallagher Reinsurance Australasia Pty Ltd	Australia

Name	State or Other Jurisdiction of Incorporation
Gallagher Re, Inc.	Delaware
Gallagher Bassett Services, Inc.	Delaware
Gallagher Bassett of New York, Inc.	New York
Gallagher Bassett International Ltd. (UK)	England
Gallagher Bassett Canada Inc.	Canada
Gallagher Bassett Services Pty Ltd	Australia
Gallagher Bassett Workers Compensation Victoria Pty Ltd	Australia
Gallagher Bassett International S.A.	France
AJG Financial Services, Inc.	Delaware
AJG Capital, Inc.	Illinois
AJG Investments, Inc.	Delaware
AJG Coal, Inc.	Delaware
AJG Chem Mod Holdings LLC.	Delaware
Gallagher Holdings Bermuda Company Limited	Bermuda
MG Advanced Coal Technologies-1 LLC	Delaware
Advanced Energy Systems LLC (4)	Delaware
AJG Coal Indiana LLC	Delaware
AJG Two Pierce, Inc.	Delaware
Gallagher Benefit Services, Inc.	Delaware
GBS Retirement Services, Inc.	New York
GBS Insurance and Financial Services, Inc.	Delaware
GBS Administrators, Inc.	Washington
GBS Investment Consulting, LLC	Delaware

(1)	49% of the Common Stock of this subsidiary is owned by a third party.

(2)	76% of the Common Stock of this subsidiary is owned by two third parties.

(3)	49% of the Common Stock of this subsidiary is owned by a third party.

(4)	15% of the Membership Interests of this subsidiary is owned by an unrelated party.

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